Exhibit 1.1
COVANTA HOLDING CORPORATION
1.00% Senior Convertible Debentures due 2027
UNDERWRITING AGREEMENT
January 25, 2007
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
As Representatives of the several
   Underwriters named in Schedule 1 attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          Covanta Holding Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $325,000,000 aggregate principal amount of 1.00% Senior Convertible Debentures due 2027 (the “Firm Debentures”) to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”). In addition, the Company proposes to issue and sell to the Underwriters up to an additional $48,750,000 aggregate principal amount of 1.00% Senior Convertible Debentures due 2027 on the terms set forth in Section 2 (the “Option Debentures”). The Firm Debentures and the Option Debentures, if purchased, are hereinafter collectively called the “Debentures.” The Debentures will be issued pursuant to the Indenture, dated as of January 18, 2007, as supplemented by the First Supplemental Indenture, dated as of January 31, 2007 (as amended and supplemented, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee. The Debentures will be convertible into shares of common stock of the Company, par value $0.10 per share (the “Common Stock”) in accordance with the terms of the Debentures and the Indenture. The Common Stock into which the Debentures are convertible is hereinafter referred to as the “Underlying Securities.” This is to confirm the agreement concerning the purchase of the Debentures from the Company by the Underwriters.
          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
     (a) A registration statement on Form S-3 relating to the Debentures (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

     (i) “Applicable Time” means 8:00 a.m. (New York City time) on January 26, 2007;
     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Debentures became, or is deemed to have become effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Final Term Sheet” means the final term sheet in the form attached as Schedule 2 hereto and prepared and filed pursuant to Section 5(a)(i) hereof;
     (iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), including the Final Term Sheet, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Debentures;
     (v) “Preliminary Prospectus” means any preliminary prospectus relating to the Debentures included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Debentures;
     (vi) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, including the pricing terms of the offering of the Debentures and the terms and conditions of the Debentures specified in the Final Term Sheet, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
     (vii) “Prospectus” means the final prospectus relating to the Debentures, including any prospectus supplement thereto relating to the Debentures, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (viii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
     Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
     (b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Debentures, including not having been an “ineligible issuer” (as defined in Rule 405) at any time since the initial filing of the Registration Statement. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 4).
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty is given on the basis that any statement contained in a document incorporated by reference therein shall be deemed not to be contained therein if the statement has been modified or superseded by any statement in a subsequently filed document incorporated by reference therein or in any amendment or supplement thereto.
     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 and the Final Term Sheet), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Debentures that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) Each of the Company and its subsidiaries (as defined in Section 17) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Schedule 3-A hereto sets forth a true and correct list of all subsidiaries owned or controlled by the Company that are required to be disclosed under Item 601(b)(21) of the Rules and Regulations. None of the subsidiaries of the Company (other than the subsidiaries listed on Schedule 3-B hereto (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405).
     (k) Assuming the concurrent closing of the Company’s issuance and sale of 5,320,000 shares of its Common Stock and the closing of the New Credit Facilities (as such term is defined in the most recent Preliminary Prospectus), on the Initial Delivery Date (as defined in Section 4), the Company will have a pro forma capitalization and pro forma as adjusted capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the “Pro forma” and “Pro forma as adjusted” columns of the capitalization table in the section entitled “Capitalization”, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained or incorporated by reference in the most recent Preliminary Prospectus and were issued in compliance with federal and, to the best knowledge of the Company, state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and, to the best knowledge of the Company, state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims created pursuant to the New Credit Facilities or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Debentures and the Indenture; the Debentures have been duly authorized and, when issued and delivered by the Company and paid for by the Underwriters pursuant to this Agreement and duly authenticated by the Trustee will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law); the Indenture has been duly authorized by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and complies as to form with the requirements of the Trust Indenture Act; and the Debentures and the Indenture conform in all material respects to the descriptions thereof in the most recent Preliminary Prospectus and will be in substantially the form filed as an exhibit to the Registration Statement.
     (m) The Underlying Securities have been duly authorized by the Company and reserved for issuance by the Company upon such conversion by all necessary corporate action and such Underlying Securities, when issued upon such conversion, will be duly issued, fully paid and non-assessable, and the issuance of such Underlying Securities will not be subject to preemptive or similar rights of any shareholder of the Company arising by law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party. No holder of the Underlying Securities will be subject to personal liability by reason of being such a holder.
     (n) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (o) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Debentures as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except to the extent disclosed under “Use of Proceeds” in the most recent Preliminary Prospectus in the event the Company is unsuccessful in entering into the New Credit Facilities; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.
     (p) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Debentures as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Debentures under the Securities Act, the qualification of the Indenture under the Trustee Indenture Act, the listing of the Underlying Securities with the New York Stock Exchange and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Debentures by the Underwriters.
     (q) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.
     (r) The Company has not sold or issued any securities that would be integrated with the offering of the Debentures contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (s) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date, there has not been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (t) Since the date as of which information is given in the most recent Preliminary Prospectus and except as described in the most recent Preliminary Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
     (u) The statements set forth or incorporated by reference in the most recent Preliminary Prospectus under the caption “Description of the Debentures,” insofar as they purport to constitute a summary of the material terms of the Debentures, under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the material terms of the Underlying Securities, under the caption “Certain United States Federal Income Tax Considerations” insofar as they purport to describe the provisions of the documents and matters referred to therein, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, fairly summarize in all material respects the matters referred to therein.
     (v) The historical financial statements of the Company and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
     (w) The historical financial statements of Quezon Power, Inc. and its subsidiary (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
     (x) The historical financial statements of Covanta ARC Holdings, Inc. (f/k/a American Ref-Fuel Holdings Corp.) and its subsidiaries (including the related notes and supporting schedules) and the historical financial statements of Ref-Fuel Holdings LLC and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
     (y) The historical financial statements of Covanta Energy Corporation and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

     (z) The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus. The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.
     (aa) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.
     (bb) Sycip Gorres Velayo & Co., a member practice of Ernst & Young Global, who have certified certain financial statements of Quezon Power, Inc. and its subsidiary, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the letter referred to in Section 7(j) hereof, are independent public accountants with respect to Quezon Power, Inc. and its subsidiary as required by the Securities Act and the Rules and Regulations.
     (cc) Pricewaterhouse Coopers LLP, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the letter referred to in Section 7(k) hereof, were independent public accountants with respect to Covanta ARC Holdings, Inc. (f/k/a American Ref-Fuel Holdings Corp.) and subsidiaries as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated by reference in the most recent Preliminary Prospectus.
     (dd) Deloitte & Touche LLP, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the letter referred to in Section 7(l) hereof, were independent public accountants with respect to Covanta Energy Corporation and subsidiaries as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated by reference in the most recent Preliminary Prospectus.
     (ee) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or such as would not reasonably be expected to result in a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Effect.
     (ff) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes (i) is commercially adequate for the conduct of their respective businesses and the value of their respective properties and (ii) is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.
     (gg) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Debentures and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, it will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
     (hh) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the issuance of the Debentures; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (ii) There are no material legal or governmental proceedings or contracts or other material documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.
     (jj) Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.
     (kk) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

     (ll) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (c) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (d) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (e) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (mm) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (nn) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (oo) The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (pp) (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (qq) To the best of the Company’s knowledge, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (rr) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits; none of the Company or its subsidiaries is aware of any proceedings relating to the revocation or material modification thereof, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus.
     (ss) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for any failure to own or possess such adequate rights or any such conflict that would not reasonably be expected to result in a Material Adverse Effect.
     (tt) The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.
     (uu) The Company is in compliance in all respects with all presently applicable state and local laws and regulations relating to the safety of its operations, including the Operational Safety and Health Act of 1970, as amended, and the regulations thereunder, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.
     (vv) For each of the insurance Subsidiaries of the Company chartered as an insurance company under state law (the “Insurance Subsidiaries”), the Company has delivered true, correct and complete copies of the statutory financial statements (including the annual reports filed in each state in which one of such Insurance Subsidiaries is admitted or approved) for each such Insurance Subsidiary for the years 2003 through 2005 and for the nine months ended September 30, 2006. All such statements shall be referred to as “Insurance Subsidiary Statements”; the Insurance Subsidiary Statements present fairly in all material respects, on a consistent basis and in accordance with practices prescribed or permitted by the appropriate regulatory agencies of each state in which the Insurance Subsidiary Statements have been filed or may be required to be filed, the financial position at the end of each such referenced period and results of each such Insurance Subsidiary’s operations for each such referenced period; the exhibits and schedules included in the Insurance Subsidiary Statements are fairly stated in all material respects in relation to the subject Insurance Subsidiary and the Insurance Subsidiary Statements comply in all material respects with applicable regulatory requirements.
     (ww) Each of the Insurance Subsidiaries is duly licensed as an insurance company under the applicable insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder of each jurisdiction in which the conduct of its existing business as described in the most recent Preliminary Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.
     (xx) Each subsidiary of the Company that owns or operates an electric generation facility located within the United States either: (i) has received an order from the Federal Energy Regulatory Commission, not subject to any pending challenge, investigation, complaint, or other proceeding (other than generic proceedings generally applicable in the industry) (a) authorizing such subsidiary to engage in wholesale sales of electricity and, to the extent permitted under its market-based rate tariff, other transactions at market-based rates and (y) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the Federal Power Act or (ii) with respect to any subsidiary that owns a “Qualifying Facility” (“QF”) as defined under the Public Utility Regulatory Policies Act and the current rules and regulations promulgated thereunder (“PURPA”), such facility is a QF under PURPA.
     (yy) Neither the Company, nor any of its subsidiaries, is subject to (i) regulation as a “public utility”, “public service company” or “utility holding company” (or any similar designation) by any state in the United States, including regulation of rates for utility service, securities issuances or other transactions, or (ii) regulation by any local, state, federal or foreign governmental authority requiring any notice, consent or approval for the issuance of the Debentures in the manner contemplated in this Agreement.
     (zz) Other than the Insurance Subsidiaries, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the most recent Preliminary Prospectus.
     (aaa) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (bbb) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (ccc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ddd) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Debentures, will not distribute any offering material in connection with the offering and sale of the Debentures other than any Preliminary Prospectus, the Prospectus, the Final Term Sheet set forth on Schedule B and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(a)(vii).
     (eee) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the shares of Common Stock (including the Underlying Securities) in a manner which would violate applicable provisions of the Securities Act or the Exchange Act.
     (fff) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the most recent Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Debentures shall be deemed a representation and warranty by the Company, as to matters covered thereby, but only as of the date thereof, to each Underwriter.
          2. Purchase of the Debentures by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the principal amount of the Firm Debentures set forth opposite that Underwriter’s name in Schedule 1 hereto, plus any additional principal amount of Debentures which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.
          In addition, the Company grants to the Underwriters an option to purchase up to an additional $48,750,000 aggregate principal amount of Option Debentures. Such option is exercisable in the event that the Underwriters sell an aggregate principal amount of Debentures that exceeds the aggregate principal amount of Firm Debentures in the offering and as set forth in Section 4 hereof. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Underwriter agrees, severally and not jointly, to purchase the principal amount of Option Debentures that bears the same proportion to the aggregate principal amount of Option Debentures to be sold on such Delivery Date as the principal amount of Firm Debentures set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the aggregate principal amount of Firm Debentures.
          The price of the Firm Debentures purchased by the Underwriters shall be equal to 97.5% of the principal amount of the Debentures. The price of the Option Debentures purchased by the Underwriters shall be 97.5% of the principal amount thereof plus unpaid interest that has accrued with respect to the Firm Debentures from the Initial Delivery Date (as defined in Section 4) to, but not including, the applicable Delivery Date.
          The Company shall not be obligated to deliver any of the Firm Debentures or Option Debentures to be delivered on the applicable Delivery Date, except upon payment for all such Debentures to be purchased on such Delivery Date as provided herein.
          3. Offering of Debentures by the Underwriters. Upon authorization by the Representatives of the release of the Firm Debentures, the several Underwriters propose to offer the Firm Debentures for sale upon the terms and conditions to be set forth in the Prospectus.
          4. Delivery of and Payment for the Debentures. Delivery of and payment for the Firm Debentures shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Debentures shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Debentures being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Debentures through the facilities of DTC unless the Representatives shall otherwise instruct.
          The option granted in Section 2 may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day; provided further that the Option Debentures must be purchased during a 13 day period beginning on and including the date of the original issuance of the Firm Debentures. Such notice shall set forth the aggregate principal amount of Option Debentures as to which the option is being exercised, the names in which the principal amount of Option Debentures are to be registered, the denominations in which the principal amount of Option Debentures are to be issued and the date and time, as determined by the Representatives, when the principal amount of Option Debentures are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the principal amount of Option Debentures are delivered is sometimes referred to as an “Option Debentures Delivery Date,” and the Initial Delivery Date and any Option Debentures Delivery Date are sometimes each referred to as a “Delivery Date.”
          Delivery of the Option Debentures by the Company and payment for the Option Debentures by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Debentures Delivery Date, the Company shall deliver or cause to be delivered the Option Debentures to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Debentures being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Debentures through the facilities of DTC unless the Representatives shall otherwise instruct.
          5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:
     (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and to notify the Underwriters promptly of such filing; to prepare the Final Term Sheet, containing solely a description of the terms of the Debentures and of the offering, in the form attached as Schedule 2 hereto and to file such Final Term Sheet pursuant to Rule 433(d) under the Securities Act and to notify the Underwriters promptly of such filing; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Debentures; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Debentures for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) To pay the applicable Commission filing fees relating to the Debentures within the time required by Rule 456(b)(1)(i) without regard to the proviso therein;
     (iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Debentures or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

     (v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;
     (vi) Not to make any offer relating to the Debentures that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;
     (vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 400 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 425 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);
     (ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Debentures for offering and sale under the securities laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Debentures; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (x) For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Debentures and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule 4 hereto to furnish to Lehman Brothers Inc., prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc., on behalf of the Underwriters, waives such extension in writing;
     (xi) To use its reasonable best efforts to effect and maintain the listing of any shares of Common Stock issuable upon conversion of the Debentures on the New York Stock Exchange or another U.S. national securities exchange or established automated over-the-counter trading market in the United States of America;
     (xii) To apply the net proceeds from the sale of the Debentures being sold by the Company as set forth in the Prospectus;
     (xiii) To reserve and keep available at all times, free of preemptive rights, the maximum number of the Underlying Securities;
     (xiv) Between the date hereof and the Initial Delivery Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price or conversion rate of the Debentures; and
     (xv) Without the consent of the Representatives, the Company will not take any action prior to the Initial Delivery Date which would require the Prospectus to be amended or supplemented pursuant to Section 5(a)(iv).

     (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
     6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Debentures and the Underlying Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Debentures and the Underlying Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Debentures; (e) the qualification of the Debentures under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (f) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Debentures, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (h) all other costs and expenses incident to the performance of the obligations of the Company, including the costs and charges of any transfer agent and any registrar, any fees charged by rating agencies for rating the Debentures, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties), and all expenses and application fees related to the listing of the Underlying Securities on the NYSE.
     7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.
     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Debentures, the Indenture, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Neal, Gerber & Eisenberg LLP shall have furnished to the Representatives its written opinion and statement, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.
     (e) Latham & Watkins LLP shall have furnished to the Representatives its written opinion and statement, as special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.
     (f) The General Counsel of the Company shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.
     (g) LeBoeuf, Lamb, Greene & MacRae LLP shall have furnished to the Representatives its written opinion, as regulatory counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

     (h) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion letter and statement, dated such Delivery Date, with respect to the issuance and sale of the Debentures, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (i) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (j) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (k) At the time of execution of this Agreement, the Representatives shall have received from Sycip Gorres Velayo & Co., a member practice of Ernst & Young Global, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act with respect to Quezon Power, Inc. and its subsidiary and (ii) the consolidated financial statements of Quezon Power, Inc. and its subsidiary audited by them and incorporated by reference in any Preliminary Prospectus or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission.

     (l) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they were independent public accountants within the meaning of the Securities Act with respect to Covanta ARC Holdings, Inc. (f/k/a American Ref-Fuel Holdings Corp.) and subsidiaries during the periods covered by the financial statements on which they reported and were in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission during such periods, and (ii) stating the conclusions and findings of such firm with respect to financial information relating to Covanta ARC Holdings, Inc. (f/k/a American Ref-Fuel Holdings Corp.) and its subsidiaries incorporated by reference into the most recent Preliminary Prospectus Supplement, the Prospectus Supplement and the Registration Statement.
     (m) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they were independent public accountants within the meaning of the Securities Act with respect to Covanta Energy Corporation and its subsidiaries for the period covered by the financial statements on which they reported and (ii) the consolidated financial statements of Covanta Energy Corporation and its subsidiaries audited by them and incorporated by reference in any Preliminary Prospectus or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission.
     (n) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
     (iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;
     (o) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) there shall not have been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Debentures being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any of its subsidiaries.
     (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Debentures being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (r) The Lock-Up Agreements between the Representatives and the officers, directors and certain stockholders of the Company set forth on Schedule 4, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
     (s) The Company shall have furnished to the Representatives a certificate, dated the date hereof, of its Chief Financial Officer, in the form attached hereto as Exhibit C.
     (t) With respect to the certificate of the Chief Financial Officer of the Company referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement, the Company shall have furnished to the Representatives a bring-down certificate of its Chief Financial Officer stating, as of a date not more than three days prior to the date of the bring-down certificate, the conclusions of the Chief Financial Officer with respect to the financial information covered by the initial certificate referred to in the preceding paragraph.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          8. Indemnification and Contribution.
     (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Debentures), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Debentures under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing

Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or

     8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Debentures purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Debentures underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The Underwriters severally confirm that the statements regarding delivery of the Debentures by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct, and the Underwriters severally confirm and the Company acknowledges and agrees that such statements constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
          9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Debentures that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the principal amount of the Firm Debentures set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total principal amount of the Firm Debentures set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Debentures on such Delivery Date if the total principal amount of the Debentures that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of the Debentures to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of the Debentures that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Debentures to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Debentures that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Debentures Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Debentures) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Debentures that a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Debentures of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
          10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Debentures if, prior to that time, any of the events described in Sections 7(o), 7(p) and 7(q) shall have occurred or if the Underwriters shall decline to purchase the Debentures for any reason permitted under this Agreement.
          11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Debentures for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Debentures for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Debentures, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
          12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Debentures or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Debentures, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
          14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421) (ii) J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attention: Syndicate Desk (Fax: 212-622-8358) and (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attention: Parker Weil (Fax: 212-449-7148); and
     (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey, Attention: General Counsel (Fax: 973-882-7357).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Representatives on behalf of the Underwriters.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Debentures and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” means any subsidiary of the Company required to be identified pursuant to Item 601(b)(21) of Regulation S-K of the Rules and Regulations.

          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, COVANTA HOLDING CORPORATION
By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson
	Title:	Senior Vice President and General Counsel

Accepted:
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto
By Lehman Brothers Inc.

By:	/s/ Authorized Representative
By J.P. Morgan Securities Inc.

By:	/s/ Authorized Signatory
By Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated

By:	/s/ Authorized Signatory

SCHEDULE 1

Principal Amount of
Underwriters	Firm Debentures
Lehman Brothers Inc.	$100,750,000
J.P. Morgan Securities Inc.	84,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	84,500,000
Banc of America Securities LLC	22,750,000
Barclays Capital Inc.	22,750,000
UBS Securities LLC	9,750,000

Total	$325,000,000

SCHEDULE 2
Final Term Sheet
Issuer Free Writing Prospectus
Filed by: Covanta Holding Corporation
Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement on Form S-3: No. 333-134173
Registration Statement on Form S-3: No. 333-140082
Covanta Holding Corporation
Concurrent Offerings of
5,320,000 Shares of Common Stock
(the “Common Stock Offering”)
and
$325,000,000
aggregate principal amount of
1.00% Senior Convertible Debentures due 2027
(the “Debentures Offering”)
This free writing prospectus relates only to the Common Stock Offering of shares of common stock, par value $0.10 per share (the “Common Stock”) and the Debentures Offering of 1.00% Senior Convertible Debentures due 2027 (the “Debentures”) and should be read together with (1) the preliminary prospectus supplement dated January 19, 2007 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”) and the prospectus dated May 16, 2006 (the “Common Stock Base Prospectus”), including the documents incorporated by reference in the Common Stock Preliminary Prospectus Supplement and the Common Stock Base Prospectus and (2) the preliminary prospectus supplement dated January 19, 2007 relating to the Debentures Offering (the “Debenture Preliminary Prospectus Supplement”) and the prospectus dated January 19, 2007 (the “Debenture Base Prospectus”), including the documents incorporated by reference in the Debenture Preliminary Prospectus Supplement and the Debenture Base Prospectus.

Issuer:	Covanta Holding Corporation

Common Stock symbol:	CVA

The Common Stock Offering

Securities:	5,320,000 shares of Common Stock

Over-allotment option:	798,000 shares of Common Stock

Issue price:	$23.50 per share

Closing sale price of stock on January 25, 2007:	$23.77 per share

Net proceeds (estimated):	$118.3 million ($136.1 million if the over-allotment option is exercised in full)

Underwriting compensation per share:	$1.175

Aggregate underwriting compensation:	$6,251,000 ($7,188,650 if the over-allotment option is exercised in full)

Selling concession per share:	$0.71

Trade date:	January 25, 2007

Settlement date:	January 31, 2007

Underwriters:	Lehman Brothers Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (Joint Book-Running Managers) and Banc of America Securities LLC, Barclays Capital Inc., Pacific Growth Equities, LLC and UBS Securities LLC (Co-Managers)

The Debentures Offering

Securities:	1.00% Senior Convertible Debentures due 2027

Ratings:	B by Standard & Poor’s and B1 by Moody’s

Aggregate principal amount:	$325,000,000

Over-allotment option:	$48,750,000

Issue price:	100%

Annual interest rate:	1.00%

Issue price of Common Stock Offering:	$23.50 per share

Conversion premium over issue price of Common Stock Offering:	20.0%

Conversion rate (subject to adjustment):	35.4610 shares per $1,000 principal amount of Debentures

Conversion price (approximately) (subject to adjustment):	$28.20 per share

Conversion rights:	Subject to fulfillment of certain conditions and during the periods described in the Debenture Preliminary Prospectus Supplement.

Interest payment dates:	February 1 and August 1

First interest payment date:	August 1, 2007

Maturity date:	February 1, 2027

Contingent interest:	Yes, commencing on February 1, 2012

Comparable yield:	7.25%

Call feature:	Redeemable on or after February 1, 2012

Puts:	February 1, 2012, February 1, 2017 and February 1, 2022
Increase to conversion rate upon a Fundamental Change (subject to adjustment):

	Stock price
Effective Date	$23.50	$28.20	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00
January 31, 2007	7.0921	4.4158	3.7251	2.3830	1.5723	1.0611	0.7273	0.5030	0.3486	0.2403
February 1, 2008	7.0921	4.3822	3.6468	2.2458	1.4273	0.9292	0.6152	0.4112	0.2752	0.1828
February 1, 2009	7.0921	4.2062	3.4277	1.9881	1.1899	0.7308	0.4574	0.2893	0.1829	0.1140
February 1, 2010	7.0921	3.8428	3.0190	1.5716	0.8416	0.4639	0.2620	0.1502	0.0858	0.0473
February 1, 2011	7.0914	3.0982	2.2289	0.8745	0.3420	0.1388	0.0607	0.0287	0.0135	0.0048
     If the stock price per share of Issuer’s common stock is:
•	in excess of $65.00 per share (subject to adjustment), the conversion rate will not be increased; or

•	less than $23.50 per share (subject to adjustment), the conversion rate will not be increased.

Conversion rate cap:	42.5531 shares per $1,000 principal amount of Debenture

Net proceeds (estimated):	$314.9 million ($362.4 million if the over-allotment option is exercised in full)

Underwriting compensation per Debenture:	$25

Aggregate underwriting compensation:	$8,125,000 ($9,343,750 if the over-allotment is exercised in full)

Selling concession per Debenture:	$15.00

Trade date:	January 25, 2007

Settlement date:	January 31, 2007

Debenture CUSIP:	22282EAA0

Underwriters:	Lehman Brothers Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (Joint Book-Running Managers) and Banc of America Securities LLC, Barclays Capital Inc. and UBS Securities LLC (Co-Managers)
The Issuer has filed registration statements (including prospectuses) with the SEC for the Common Stock Offering and the Debenture Offering to which this communication relates. Before you invest, you should read the prospectus in applicable registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Common Stock Offering and the Debenture Offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offerings will arrange to send you the applicable prospectus if you request it by calling toll-free 1-888-603-5847.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED, SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE 3-A
List of Subsidiaries
8309 Tujunga Avenue Corp.
Amor 14 Corporation
Burney Mountain Power
Covanta Acquisition, Inc.
Covanta Alexandria /Arlington, Inc.
Covanta Babylon, Inc.
Covanta Bessemer, Inc.
Covanta Bristol, Inc.
Covanta Cunningham Environmental Support, Inc.
Covanta Energy Americas, Inc.
Covanta Energy Construction, Inc.
Covanta Energy Corporation
Covanta Energy Group, Inc.
Covanta Energy International, Inc.
Covanta Energy Resource Corp.
Covanta Energy Services, Inc.
Covanta Energy West, Inc.
Covanta Engineering Services, Inc.
Covanta Fairfax, Inc.
Covanta Geothermal Operations Holdings, Inc.
Covanta Geothermal Operations, Inc.
Covanta Haverhill Associates
Covanta Haverhill Properties, Inc.

Covanta Haverhill, Inc.
Covanta Heber Field Energy, Inc.
Covanta Hennepin Energy Resource Co., Limited Partnership
Covanta Hillsborough, Inc.
Covanta Holding Corporation
Covanta Honolulu Resource Recovery Venture
Covanta Huntington Limited Partnership
Covanta Huntington Resource Recovery One Corp.
Covanta Huntington Resource Recovery Seven Corp.
Covanta Huntsville, Inc.
Covanta Hydro Energy, Inc.
Covanta Hydro Operations West, Inc.
Covanta Hydro Operations, Inc.
Covanta Imperial Power Services, Inc.
Covanta Indianapolis, Inc.
Covanta Kent, Inc.
Covanta Lake II, Inc.
Covanta Lancaster, Inc.
Covanta Lee, Inc.
Covanta Long Island, Inc.
Covanta Marion Land Corp.
Covanta Marion, Inc.
Covanta Mid-Conn., Inc.
Covanta Montgomery, Inc.
Covanta New Martinsville Hydroelectric Corporation

Covanta New Martinsville Hydro-Operations Corporation
Covanta Oahu Waste Energy Recovery, Inc.
Covanta Omega Lease, Inc.
Covanta Onondaga Five Corp.
Covanta Onondaga Four Corp.
Covanta Onondaga Limited Partnership
Covanta Onondaga Operations, Inc.
Covanta Onondaga Three Corp.
Covanta Onondaga Two Corp.
Covanta Onondaga, Inc.
Covanta Operations of Union, LLC
Covanta OPW Associates, Inc.
Covanta OPWH, Inc.
Covanta Pasco, Inc.
Covanta Pinellas, Inc.
Covanta Plant Services of New Jersey, Inc.
Covanta Power Development of Mauritius, Inc. (formerly known as Covanta Power Development of Bolivia, Inc.)
Covanta Power Development, Inc.
Covanta Power Equity Corporation
Covanta Power International Holdings, Inc.
Covanta Power Pacific, Inc.
Covanta Power Plant Operations
Covanta Projects of Hawaii, Inc.
Covanta Projects of Wallingford, L.P.

Covanta Projects, Inc.
Covanta RRS Holdings, Inc.
Covanta SBR Associates
Covanta Secure Services, LLC
Covanta SIGC Energy II, Inc.
Covanta SIGC Energy, Inc.
Covanta SIGC Geothermal Operations, Inc.
Covanta Stanislaus, Inc.
Covanta Systems, LLC
Covanta Tampa Bay, Inc.
Covanta Tampa Construction, Inc.
Covanta Union, Inc.
Covanta Wallingford Associates, Inc.
Covanta Warren Energy Resource Co., Limited Partnership
Covanta Warren Holdings I, Inc.
Covanta Warren Holdings II, Inc.
Covanta Waste to Energy of Italy, Inc.
Covanta Waste to Energy, LLC
Covanta Water Holdings, Inc.
Covanta Water Systems, Inc.
Covanta Water Treatment Services, Inc.
DSS Environmental, Inc.
ERC Energy II, Inc.
ERC Energy, Inc.
Generating Resource Recovery Partners L.P.

Haverhill Power, LLC
Heber Field Energy II, Inc.
Heber Loan Partners
LMI, Inc.
Mammoth Geothermal Company
Mammoth Power Company
Michigan Waste Energy, Inc.
Mt. Lassen Power
OPI Quezon, LLC
Pacific Energy Operating Group, L.P.
Pacific Energy Resources Incorporated
Pacific Geothermal Company
Pacific Hydropower Company
Pacific Oroville Power, Inc.
Pacific Recovery Corporation
Pacific Wood Fuels Company
Covanta Otay 3 Company
Penstock Power Company
Three Mountain Operations, Inc.
Three Mountain Power, LLC
Covanta ARC Holdings Inc. (formerly known as American Ref-Fuel Holdings Corp.)
Covanta ARC LLC (formerly known as American Ref-Fuel Company LLC)
Covanta Ref-Fuel Management LLC (formerly known as ARC Ref-Fuel Management LLC)
Covanta Ref-Fuel Management II, LLC (formerly known as Covanta Ref-Fuel Management II, Inc., formerly known as ARC Ref-Fuel Management II, Inc.)
Covanta ARC Company (formerly known as American Ref-Fuel Company (a general partnership))

Covanta Hempstead LLC (formerly known as ARC Hempstead LLC)
Covanta Hempstead II, LLC (formerly known as Covanta Hempstead, Inc., formerly known as ARC Hempstead II, Inc.)
Covanta Hempstead Company (formerly known as American Ref-Fuel Company of Hempstead)
Covanta Essex LLC (formerly known as ARC Essex LLC)
Covanta Essex II, LLC (formerly known as Covanta Essex II, Inc., formerly known as ARC Essex II, Inc.)
Covanta Essex Company (formerly known as American Ref-Fuel Company of Essex County)
Covanta SECONN LLC (formerly known as ARC SECONN LLC)
Covanta Connecticut (S.E.), LLC (formerly known as Covanta Connecticut (S.E.), Inc. formerly known as ARC of Connecticut (S.E.), Inc.)
Covanta Southeastern Connecticut, L.P. (formerly known as ARC of Southeastern Connecticut, L.P.)
Covanta Southeastern Connecticut Company (formerly known as American Ref-Fuel Company of Southeastern Connecticut)
Covanta Niagara, LLC (formerly known as ARC Niagara LLC)
Covanta Niagara II, LLC (formerly known as Covanta Niagara II, Inc. formerly known as ARC Niagara II, Inc.)
Covanta Niagara, L.P. (formerly known as American Ref-Fuel Company of Niagara, L.P.)
Covanta Operations of SEMASS LLC (formerly known as ARC Operations of SEMASS LLC)
Covanta Operations of SEMASS II, LLC (formerly known as ARC Operations of SEMASS II, Inc.)
Covanta SEMASS, L.P. (formerly known as American Ref-Fuel Operations of SEMASS, L.P.)
Covanta Company of SEMASS, L.P. (formerly known as American Ref-Fuel Company of SEMASS, L.P.)
Covanta SEMASS LLC (formerly ARC SEMASS LLC)
Covanta SEMASS II, LLC (formerly known as ARC SEMASS II, Inc.)
SEMASS Partnership

Covanta Delaware Valley LLC (formerly known as ARC Delaware Valley LLC)
Covanta Delaware Valley II, LLC (formerly known as ARC Delaware Valley II, Inc.)
Covanta Delaware Valley, L.P. (formerly known as American Ref-Fuel Company of Delaware Valley, L.P.)
TransRiver LLC (formerly known as ARC TransRiver LLC)
TransRiver II, LLC (formerly known as TransRiver II, Inc. f/k/a ARC TransRiver II, Inc.)
TransRiver Marketing Company, L.P.
TransRiver Portsmouth LLC
TransRiver Transfer Systems, LLC (formerly known as ARC Transfer Systems LLC)
TransRiver Waste LLC (formerly known as ARC Waste LLC)
Covanta Capital District LLC (formerly known as ARC Capital District LLC)
Covanta Capital District II LLC (formerly known as ARC Capital District II LLC)
Covanta Capital District, L.P. (formerly known as American Ref-Fuel Company of the Capital District, L.P.)
Covanta Ref-Fuel Finance LLC (formerly known as Covanta Ref-Fuel Corp.)
UAH-Groveville Hydro Associates
UAH Management Corp.
Covanta Ref-Fuel LLC (formerly known as Ref-Fuel LLC)
Covanta Ref-Fuel II LLC (formerly known as Covanta Ref-Fuel II Corp.)
Covanta Ref-Fuel Holdings LLC (formerly known as Ref-Fuel Holdings LLC)
MSW Energy Erie LLC
MSW Energy Holdings LLC
MSW Energy Holdings II LLC
MSW Energy Finance Co., Inc.
MSW Energy Finance Co. II, Inc.
MSW Energy Hudson LLC

MSW I Sub, LLC (formerly known as MSW I Sub, Inc.)
Covanta Development Company LLC (formerly known as American Ref-Fuel Company of Camden LLC)
Edison (Bataan) Cogeneration Corporation
Hidro Operaciones Don Pedro S.A.
Covanta Energy India (Balaji) Limited
Covanta Energy India Investments, Ltd.
Covanta Energy India (Samalpatti) Ltd.
Covanta Energy Philippine Holdings, Inc.
Ogden Power Development-Cayman, Inc.
Covanta Philippines Operating, Inc.
Madurai Power Corporation Pvt. Ltd.
Covanta Bangladesh Operating Ltd.
Covanta Chinese Investments Ltd.
Covanta Energy China (Alpha) Ltd.
Linan Ogden-Jinjiang Cogeneration Co. Ltd.
Covanta Energy China (Beta) Ltd.
Covanta Energy China (Delta) Ltd.
Taixing Ogden-Yanjiang Cogeneration Co. Ltd.
Covanta Energy China (Gamma) Ltd.
Covanta One Ltd.
Covanta Five Ltd.
Covanta Samalpatti Operating Pvt. Ltd.
Covanta Madurai Operating Pvt. Ltd.
Goa Holdings Ltd.

Magellan Cogeneration, Inc.
Enereurope Holdings III, B.V.
Ogden Energy (Gulf) Limited
Ogden Energy India (Bakreshwar) Ltd.
Bal-Sam India Holdings, Ltd.
Covanta Energy India (CBM) Ltd.
Covanta Two Ltd.
Covanta Cayman (Sahacogen) Ltd.
Covanta Three Ltd.
Covanta Cayman (Rojana) Ltd.
Covanta Four Ltd.
Power Operations and Maintenance Ltd.
Covanta India Operating Pvt. Ltd.
Ogden Taiwan Investments Ltd.
Covanta Mauritius O&M Ltd. (formerly known as OPDB, Ltd.
Covanta Energy India Pvt. Ltd.
Covanta Energy (Thailand) Ltd.
Covanta Energy Asia Pacific Ltd.
Covanta Waste to Energy Asia Investments
Olmec Insurance Ltd.
Covanta Energy Limited
Covanta Italy Holding, S.r.l.
Covanta Italy I S.r.l.
Covanta Italy II S.r.l.

SCHEDULE 3-B
List of Significant Subsidiaries
Covanta ARC Holdings, Inc.
Covanta ARC LLC
Covanta Energy Corporation
Covanta Essex Company
Covanta Essex LLC
Covanta Hempstead Company
Covanta Hempstead LLC
Covanta Ref-Fuel Finance LLC
Covanta Ref-Fuel Holdings LLC
Covanta Ref-Fuel LLC
Covanta RRS Holdings Inc.
Covanta of SEMASS L.P.
MSW Energy Holdings II LLC
MSW Energy Holdings LLC
Covanta Energy Hudson LLC
Quezon Power, Inc.
Covanta International Power Holdings, Inc.

SCHEDULE 4
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors
David M. Barse
Ronald J. Broglio
Peter C.B. Bynoe
Richard L. Huber
William C. Pate
Robert S. Silberman
Jean Smith
Clayton Yeutter
Samuel Zell
Officers
Anthony J. Orlando
Mark A. Pytosh
John M. Klett
Timothy J. Simpson
Thomas E. Bucks
Stockholders
SZ Investments, L.L.C.
EGI-Fund (05-07) Investors, L.L.C.
Equity Group Investments, L.L.C.
Third Avenue Management LLC

Exhibit A
LOCK-UP LETTER AGREEMENT
Lehman Brothers Inc.
J.P. Morgan Inc.
Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
As Representatives of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of $325,000,000 aggregate principal amount of 1.00% Senior Convertible Debentures due 2027 (the “Debentures”) of Covanta Holding Corporation, a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Debentures to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (other than pledges of Common Stock to secure loans with broker-dealers and other financial institutions that existed prior to the date hereof where such broker-dealers and other financial institutions are entitled to foreclose on such pledges in accordance with the terms thereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the

“Lock-Up Period”)[; provided, however, nothing herein shall prevent or restrict the undersigned from offering for sale, selling, pledging or otherwise disposing of, solely for the payment of income taxes, not more than [ ] of the shares of the Common Stock held of record or that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission during the Lock-Up Period without the consent of Lehman Brothers Inc. on behalf of the Underwriters]1.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer any shares of Common Stock held of record or that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission without the prior written consent of Lehman Brothers Inc.:
(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)	as a distribution to limited partners, members or stockholders of the undersigned, to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(iv)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(v)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family of the undersigned;
provided, that (a) Lehman Brothers Inc. shall have received a signed copy of this lock-up agreement from each donee, trustee, distributee, or transferee, as the case may be, (b) any such transfer shall not involve a disposition for value, and (c) the undersigned does not otherwise voluntarily effect any such public filing or report regarding such transfers.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day

[1]	Applicable to only Anthony Orlando, John Klett, Tim Simpson and Tom Bucks.

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period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Debentures, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
[Signature page follows]

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     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated: January 25, 2007

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EXHIBIT B-1
FORM OF OPINION OF NEAL, GERBER & EISENBERG LLP
     1. The Company is duly incorporated, legally existing and in good standing as a corporation under the laws of the State of Delaware. The Company has all corporate power and authority necessary under the Delaware General Corporation Law (the “DGCL”) and the Governing Documents to own or hold its properties and conduct the business in which it is engaged.
     2. There are no preemptive rights under federal law or under the DGCL to subscribe for or purchase shares of the Common Stock. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Governing Documents or, to the best of our knowledge, any agreement or other instrument.
     3. Each of the Agreement, the Indenture and the Debentures has been duly and validly authorized by the Company under the DGCL and the Governing Documents, and has been duly executed and delivered by the Company.
     4. The Underlying Securities issuable upon conversion of the Debentures have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company under the DGCL and the Certificate of Incorporation and, when issued upon conversion of the Debentures in accordance with the Indenture and the terms of the Debentures, will be validly issued, fully paid and non-assessable under the DGCL, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under (A) Delaware law or (B) the Governing Documents, or (C) to the best of our knowledge, any other agreement.
     5. The execution, delivery and performance of the Agreement, the Indenture and the Debentures by the Company, the issuance and delivery of the Debentures by the Company on the date hereof pursuant to the Agreement and the Indenture, the issuance of the Underlying Securities upon conversion of the Debentures, the consummation of the transactions contemplated by the Agreement and the application of the proceeds from the sale of the Debentures as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or impose any lien, charge or encumbrance upon any property or assets of the Company and its Significant Subsidiaries or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument filed or included as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2005 or to any of the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006, respectively, except to the extent disclosed under such “Use of Proceeds” section in the event that the Company is unsuccessful in entering into the New Credit Facilities; (B) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Significant Subsidiaries; or (C) result in any violation of any statute or any rule or regulation, or any order known to us issued by any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets.

     6. Except for the registration of the Debentures under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, the listing of the Underlying Securities with the New York Stock Exchange and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws (as to which we do not express any opinion) in connection with the purchase and sale of the Debentures by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of the Agreement, the Indenture and the Debentures by the Company, the issuance and delivery of the Debentures by the Company on the date hereof pursuant to the Agreement and the Indenture, the issuance of the Underlying Securities upon conversion of the Debentures and the consummation of the transactions contemplated by the Agreement.
     7. To the best of our knowledge, except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.
     8. To the best of our knowledge, except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject, the adverse determination of which would reasonably be expected to result in a Material Adverse Effect or would reasonably be expected to result in a material adverse effect on the performance of the Agreement or the consummation of the transactions contemplated thereby; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or other persons or entities.
     9. The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on January 19, 2007 and January ___, 2007, respectively. To the best of our knowledge, (A) no stop order suspending the effectiveness of the Registration Statement has been issued and (B) no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     10. (A) The Registration Statement, on the latest Effective Date and on the applicable Delivery Date, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date (except in each case as to financial statements and other financial or statistical data contained or incorporated by reference therein, upon which we do not express any opinion), complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

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     11. The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock (including the Underlying Securities), constitute an accurate summary of the terms of the Common Stock in all material respects.
     12. The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
     13. To the best of our knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed therewith or incorporated by reference therein as required.
     14. The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.
     We have acted as special securities counsel to the Company on a regular basis, including in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package and, based on the foregoing, no information has been disclosed to us that gives us reason to believe that and, on the basis of the foregoing, no facts have come to our attention which causes us to believe that:
     (a) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;
     (b) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or
     (c) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in each case, we express no opinion or belief with respect to the financial statements, any pro forma financial information and schedules or other financial or statistical data contained in or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package. The foregoing statement is qualified to the effect that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, except to the extent set forth in paragraphs 11 and 12 of our opinion letter to you dated the date hereof.

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EXHIBIT B-2
FORM OF OPINION OF LATHAM & WATKINS LLP
     1. The Underwriting Agreement has been duly delivered by the Company.
     2. The Indenture has been duly delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
     3. The Debentures, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. A registered holder of Debentures is a beneficiary under the Indenture.
     4. The statements in the Base Prospectus under the caption “Description of the Securities” and in the Prospectus Supplement under the caption “Description of the Debentures,” insofar as they purport to describe or summarize certain provisions of the Indenture or the Debentures are accurate summaries or descriptions in all material respects.
     5. The Registration Statement has become effective under the Act. With your consent, based solely on telephonic confirmation by a member of the Staff of the Commission on January 31, 2007 we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act.
     6. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

EXHIBIT B-3
FORM OF OPINION OF GENERAL COUNSEL
     The Company and each of its Significant Subsidiaries (other than Quezon Power, Inc.) has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization. The Company and each of its Significant Subsidiaries (other than Quezon Power, Inc.) is qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each of the Significant Subsidiaries has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.

EXHIBIT C
FORM OF CERTIFICATE OF THE COMPANY’S CHIEF FINANCIAL OFFICER
     Reference is hereby made to the Underwriting Agreement, dated as of the date hereof, between Covanta Holding Corporation (the “Company”) and you, as representatives of the several underwriters named therein, relating to the offering of the Company’s 1.00% Senior Convertible Debentures due 2027 (the “Underwriting Agreement”).
     Pursuant to Section 7(r) of the Underwriting Agreement, I, Mark A. Pytosh, in my capacity as Senior Vice President and Chief Financial Officer of the Company, hereby certify on behalf of the Company that nothing has come to my attention that causes me to believe that:
•	at January 22, 2007, there was any material increase in long-term debt as compared with the amounts shown on the September 30, 2006 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement (as such term is defined in the Underwriting Agreement) or

•	for the period from December 1, 2006 to January 22, 2007, there were any material decreases, as compared with the corresponding period in the preceding year, in total operating revenues or the total or per-share amounts of pre-tax net income (loss).
     In making the statements provided above, I note that I have received neither (i) final operating or financial reports for December, 2006, nor (ii) operating or financial reports with respect to the month of January, 2007 or any portion thereof.